RECORDATION REQUESTED BY:
RSF Social Investment Fund, Inc.
1002 O'Reilly Avenue
San Francisco, CA 94129

WHEN RECORDED MAIL TO:
RSF Social Investment Fund, Inc.
1002 O'Reilly Avenue
San Francisco, CA 94129

SEND TAX NOTICES TO:
RSF Social Investment Fund, Inc.
1002 O'Reilly Avenue
San Francisco, CA 94129

FOR RECORDER'S USE ONLY

This Modification of Mortgage prepared by:

RSF
SOCIAL FINANCE

MODIFICATION OF MORTGAGE

THIS MODIFICATION OF MORTGAGE dated January 28, 2019, is made and executed between Iroquois Valley Farms, LLC, an Illinois limited liability company, whose address is P.O. Box 267, Wilmette, Illinois 60091 (referred to below as "Grantor") and RSF Social Investment Fund, Inc., whose address is 1002 O'Reilly Avenue, San Francisco, CA 94129 (referred to below as "Lender").

MORTGAGE. Lender and Grantor have entered into a Mortgage dated October 28, 2015 (the "Mortgage") which has been recorded in St. Joseph County, State of Indiana, as follows:

Recorded November 4, 2015 as instrument no. 1529564 in the Office of the Recorder of St. Joseph County, Indiana.

REAL PROPERTY DESCRIPTION. The Mortgage covers the following described real property located in St. Joseph County, State of Indiana:

See Exhibit "A", which is attached to this Modification and made a part of this Modification as if fully set forth herein.

The Real Property or its address is commonly known as 6910 US 31 and VL Abandoned Railroad, Lakeville, IN. The Real Property tax identification number is 71-18-16-400-003-027 and 71-18-16-400-006.000-027.

MODIFICATION. Lender and Grantor hereby modify the Mortgage as follows:

Borrower has requested and Lender has agreed to extend the maturity date to February 15, 2022.

CHANGE IN TRUSTOR

Notice is hereby given that the name of the Lender has been changed as follows: From RSF Social Enterprise, Inc., a California corporation to RSF Social Investment Fund, Inc. a California non-profit corporation.

CONTINUING VALIDITY. Except as expressly modified above, the terms of the original Mortgage shall remain unchanged and in full force and effect and are legally valid, binding, and enforceable in accordance with their respective terms. Consent by Lender to this Modification does not waive Lender's right to require strict performance of the Mortgage as changed above nor obligate Lender to make any future modifications. Nothing in this Modification shall constitute a satisfaction of the promissory note or other credit agreement secured by the Mortgage (the "Note"). It is the intention of Lender to retain as liable all parties to the Mortgage and all parties, makers and endorsers to the Note, including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, shall not be released by virtue of this Modification. If any person who signed the original Mortgage does not sign this Modification, then all persons signing below acknowledge that this Modification is given conditionally, based on the representation to Lender that the non-signing person consents to the changes and provisions of this Modification or otherwise will not be released by it. This waiver applies not only to any initial extension or modification, but also to all such subsequent actions.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MODIFICATION OF MORTGAGE AND GRANTOR AGREES TO ITS TERMS. THIS MODIFICATION OF MORTGAGE IS DATED JANUARY 28, 2019.

GRANTOR:

IROQUOIS VALLEY FARMS, LLC

By: ______________________________
Kevin Egolf, Manager of Iroquois Valley Farms, LLC

LENDER:

RSF SOCIAL INVESTMENT FUND, INC.

X ______________________________
Authorized Signer

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

CHARLES D. BLACKMAN NOTARY PUBLIC STATE OF RHODE ISLAND

STATE OF Rhode Island)
) **SS**
COUNTY OF Providence.)

On this 29th day of January, 2019 before me, the undersigned Notary Public, personally appeared **Kevin Egolf, Manager of Iroquois Valley Farms, LLC,** and known to me to be a member or designated agent of the limited liability company that executed the Modification of Mortgage and acknowledged the Modification to be the free and voluntary act and deed of the limited liability company, by authority of statute, its articles of organization or its operating agreement, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this Modification and in fact executed the Modification on behalf of the limited liability company.

By ______________________ **Residing at** Pawtucket, Rhode Island

Notary Public in and for the State of Rhode Island

My commission expires 9/22/2020

LENDER ACKNOWLEDGMENT

STATE OF ______________________________)
) SS
COUNTY OF ______________________________)

On this ________________ day of ______________________, ________ before me, the undersigned Notary Public, personally appeared ________________________ and known to me to be the ____________________ ________, authorized agent for **RSF Social Investment Fund, Inc.** that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of **RSF Social Investment Fund, Inc.**, duly authorized by **RSF Social Investment Fund, Inc.** through its board of directors or otherwise, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this said instrument and in fact executed this said instrument on behalf of **RSF Social Investment Fund, Inc.**.

By____ **Residing at** ________________________________

Notary Public in and for the State of ____________________

My commission expires ____________________________